                                                                    Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER

                                      among

                         BREP IV HOTELS HOLDING L.L.C.,

                        BREP IV HOTELS ACQUISITION L.L.C.

                                       and

                             PRIME HOSPITALITY CORP.

                           Dated as of August 18, 2004

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                                TABLE OF CONTENTS

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                                       ii

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         Exhibit A         Certificate of Non-Foreign Status

         Exhibit B         Form of Guarantee

         Exhibit C         Form of Title Insurance Affidavit

                                      iii

      AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2004 (this
"AGREEMENT"), among BREP IV Hotels Holding L.L.C., a Delaware limited liability company ("PARENT"), BREP IV Hotels Acquisition L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Parent ("MERGER SUB"), and
Prime Hospitality Corp., a Delaware corporation (the "COMPANY").

      WHEREAS, the respective Boards of Directors or Board of Managers of each of the Company, Parent and Merger Sub deem it in the best interests of their respective stockholders or members, as the case may be, to consummate the merger
(the "MERGER"), on the terms and subject to the conditions set forth in this
Agreement, of the Company with and into Merger Sub in which Merger Sub would be the surviving entity, and such Boards of Directors or Board of Managers, as the case may be, have approved this Agreement and declared its advisability (and, in the case of the Board of Directors or Board of Managers of the Company, as the
case may be (the "COMPANY BOARD"), recommended that this Agreement be adopted by the Company's stockholders);

      WHEREAS, as an inducement to Parent and Merger Sub entering into this
Agreement, Parent and certain stockholders of the Company are entering into a voting agreement simultaneously with the execution and delivery of this
Agreement pursuant to which, among other things, such stockholders have agreed, subject to the terms thereof, to vote their shares of the Company Common Stock
(as defined below) in favor of the adoption of this Agreement; and

      WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY
COMMON STOCK"), will be converted into the right to receive $12.25 per share in cash, upon the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby,
Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

      SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the General Corporation Law of the
State of Delaware (the "DGCL"), at the Effective Time, the Company shall be merged with and into Merger Sub. At the Effective Time, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity of the Merger (the "SURVIVING COMPANY").

      SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "CLOSING")
will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65
East 55th Street, New York, New York 10022, unless another time, date and/or place is agreed to in writing by Parent and the Company.

      SECTION 1.03. EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall (i)
file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of
State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "EFFECTIVE TIME".

      SECTION 1.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in Sections 259 and 264 of the DGCL and Section
18-209 of the Delaware Limited Liability Company Act.

      SECTION 1.05. LIMITED LIABILITY COMPANY AGREEMENT. Subject to Section
1.07, at the Effective Time, the Limited Liability Company Agreement of Merger
Sub, as in effect immediately prior to the Effective Time, shall be the Limited
Liability Company Agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof and as provided by Law.

      SECTION 1.06. DIRECTORS AND OFFICERS. Subject to Section 1.07, the
directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Limited Liability Company Agreement of the Surviving Company, and the
officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

      SECTION 1.07. ALTERNATIVE STRUCTURE OF MERGER. While it is currently contemplated that the Merger shall be effected through the merger of the Company with and into Merger Sub, Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the Company's Board of Directors or stockholders, upon reasonable notice to the Company, to cause the Merger to be effected through an alternative transaction structure of Merger
Sub merging with and into the Company, with the Company being the Surviving
Company (the "ALTERNATIVE MERGER"), in which case (i) each limited liability company interest of Merger Sub issued and outstanding immediately prior to the
Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the
Surviving Company, (ii) the Certificate of Incorporation of the Company, as in
effect immediately prior to the Effective Time, shall be the Certificate of
Incorporation of the Surviving Company until thereafter amended as provided by
Law, (iii) the Bylaws of the Company, as in effect immediately prior to the
Effective Time, shall be the Bylaws of the Surviving Company until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving
Company and such Bylaws, and (iv) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and
Bylaws of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving
Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Parent shall make such election by delivering to the Company a notice
(the "ELECTION NOTICE") electing to effect the Alternative Merger. For purposes of this Agreement, (i) all references to the term "Merger" shall be deemed to include the Alternative Merger, except for such references contained in this
Section 1.07, and (ii) all references to the term "Surviving Company" shall be deemed to include the Company in its capacity as the surviving entity in the
Alternative Merger. In addition, Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the
Company's Board of Directors or stockholders, upon reasonable notice (but not less than 15 days' notice) to the Company, to request the Company, immediately prior to the Effective Time, to use commercially reasonable efforts to the extent possible within such time frame to convert one or more Subsidiaries that are organized as corporations into limited liability companies or limited partnerships; PROVIDED (i) that completion of any such actions or transactions shall be contingent upon consummation of the Closing and (ii) such actions (or the inability to complete such actions) shall not affect or modify the obligations of Parent or Merger Sub to fulfill their obligations under this
Agreement. As part of the Proxy Statement and the Offer Documents and in the
manner required by applicable Law, the Company shall describe the provisions of this Section 1.07.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

      (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock
(all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "SHARES") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to
Section 2.01(b), Shares owned by any direct or indirect wholly owned subsidiary of the Company and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $12.25 in cash, without interest (the "MERGER CONSIDERATION"), payable upon surrender in the manner provided in Section 2.02, of the certificate that formerly evidenced such Share.

      (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. (i) Each Share
held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

      (c) CAPITAL STOCK OF MERGER SUB. Subject to Section 1.07, each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding and shall constitute the only issued and outstanding limited liability company interests of the Surviving Company.

      SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the
Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "PAYING AGENT"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At the Effective Time, Parent shall deposit, or cause the
Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger
Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying
Agent as directed by Parent; PROVIDED, HOWEVER, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United
States of America, in commercial paper obligations rated A-1 or P-1 or better by
Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Company.

      (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective
Time, Parent shall cause the Paying Agent to mail to each person who was, at the
Effective Time, a holder of record of Shares entitled to receive the Merger

Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the
"CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the
Paying Agent) and (ii) instructions for use in effecting the surrender of the
Certificates in exchange for the Merger Consideration. Upon surrender to the
Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive in respect of the Shares formerly represented by such Certificate pursuant to Section 2.01(a), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger
Consideration may be made to a person other than the person in whose name the
Certificate so surrendered is registered if the Certificate representing such
Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such
Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

      (c) NO FURTHER RIGHTS. From and after the Effective Time, holders of
Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or by Law.

      (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective
Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to
Parent for, and Parent shall remain liable for, payment of their claim for the
Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental
Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

      (e) NO LIABILITY. None of the Paying Agent, Merger Sub, Parent or the
Surviving Company shall be liable to any holder of Shares for any such Shares
(or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

      (f) WITHHOLDING RIGHTS. Each of the Paying Agent, the Surviving Company
and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws. To the extent that amounts are so withheld by the
Paying Agent, the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Company or Parent, as the case may
be.

      (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the
Surviving Company, the posting by such person of a bond, in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger
Consideration to which the holder thereof is entitled pursuant to Section
2.01(a).

      SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.
From and after the Effective Time, the holders of Certificates representing
Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this
Agreement or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

      SECTION 2.04. COMPANY STOCK OPTIONS. (a) Between the date of this
Agreement and the Effective Time, the Company shall take all necessary action
(which action shall be effective as of the Effective Time), including obtaining the consent of the individual option holders and the adoption of Company Board resolutions, if necessary, to (i) terminate the 1995 Employee Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan, the Nonqualified Stock Option
Agreement dated October 14, 1998 between A.F. Petrocelli and the Company, and the Nonqualified Stock Option Agreement dated October 23, 2001 between A.F.
Petrocelli and the Company, in each case as amended through the date of this
Agreement (collectively, the "COMPANY STOCK OPTION PLANS"), and (ii) cancel, as of the Effective Time, each option to purchase Shares granted under the Company
Stock Option Plans (each, a "COMPANY STOCK OPTION") that is outstanding and unexercised, as of the Effective Time (in each case, without the creation of additional liability to the Company or any Subsidiaries).

      (b) Each holder of a Company Stock Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the per share Merger Consideration shall (subject to the provisions of this Section 2.04) be paid by the Surviving Company, in exchange for the cancellation of such Company Stock Option, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (i) the difference between the per share Merger Consideration and the applicable exercise price of such
Company Stock Option, and (ii) the aggregate number of Shares issuable upon exercise of such Company Stock Option (the "OPTION PAYMENT"). The Surviving
Company shall make the Option Payments as promptly as practicable after the
Effective Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

      SECTION 2.05. DISSENTING SHARES. (a) Notwithstanding any provision of this
Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands the appraisal for such Shares (the "DISSENTING SHARES") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into, or represent the right to receive, the Merger
Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262; PROVIDED, HOWEVER, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under
Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the
Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 2.02 of the Certificate or Certificates that formerly evidenced such Shares.

      (b) The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the
Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The

Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      SECTION 2.06. DEBT OFFER. (a) The Company shall use its reasonable best efforts to commence, on the date 14 days prior to the estimated date of mailing the Proxy Statement or on any other date designated by Parent on at least five days notice to the Company, an offer to purchase, and related consent solicitation with respect to, all of the outstanding aggregate principal amount of the Company's 8 3/8 % Senior Subordinated Notes due 2012 (the "NOTES") on the
terms and conditions set forth in Section 2.06(a) of the Company Disclosure
Schedule (or as may be agreed between the Company and Parent) and such other customary terms and conditions as are reasonably acceptable to Parent and the
Company (including the related consent solicitation, the "DEBT OFFER"); provided that (A) this Agreement shall not have been terminated in accordance with
Section 8.01, (B) the Company shall have received from Parent the completed
Offer Documents (as defined below), which shall be in form and substance reasonably satisfactory to the Company, and (C) at the time of such commencement, Parent shall have otherwise performed or complied with all of its agreements and covenants required by this Agreement to be performed on or prior to the time that the Debt Offer is to be commenced. The Company shall waive any of the conditions to the Debt Offer (other than that the Merger shall have been consummated and that there shall be no order or injunction prohibiting consummation of the Debt Offer) as may be reasonably requested by Parent and shall not, without the consent of Parent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, the Company need not make any change to the terms and conditions of the Debt Offer requested by Parent that decreases the price per Note payable in the Debt Offer or related consent solicitation or imposes conditions to the Debt
Offer or related consent solicitation in addition to those set forth in Section
2.06(a) of the Company Disclosure Schedule that are materially adverse to holders of the Notes, unless such change is approved by the Company in writing.

      (b) The Company covenants and agrees that, immediately following the consent expiration date, assuming the requisite consents are received, it shall execute a supplemental indenture to the indenture governing the Notes, which supplemental indenture shall implement the amendments set forth in the Offer
Documents and shall become operative immediately prior to the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offer). Concurrent with the Effective Time, Parent shall cause the
Surviving Company to accept for payment and thereafter promptly pay for the
Notes that have been properly tendered and not withdrawn pursuant to the Debt
Offer and in accordance with the Debt Offer.

      (c) Promptly after the date of this Agreement, Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the offer to purchase, related letter of transmittal and other related documents (collectively, the "OFFER DOCUMENTS"). Parent and the Company shall cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of the Notes in connection with the Debt Offer shall be subject to the prior review and comment by of the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Debt Offer any information in the Offer Documents should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Notes. Notwithstanding anything to the contrary in this Section 2.06, the Company shall comply with the requirements of
Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Debt Offer. To the extent that the provisions of any applicable Law conflict with this Section 2.06, the
Company shall comply with the applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

      (d) Parent shall pay the reasonable fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offer, and Parent further agrees to reimburse the Company for all of its reasonable out-of-pocket costs in connection with the Debt Offer promptly following incurrence and delivery of reasonable documentation of such costs.
Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries, their respective officers and directors and each person, if any, who controls the Company within the meaning of Section
20 of the Exchange Act for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Offer and the Offer Documents;
PROVIDED, HOWEVER, that neither Parent nor Merger Sub shall have any obligation to indemnify and hold harmless any such party or person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure regarding the Company that is determined to have contained a material misstatement or omission.

      SECTION 2.07. NON-FOREIGN STATUS. At or prior to the Effective Time, the
Company shall furnish to Parent and Merger Sub a duly executed certification of the Company's non-foreign status in the form set forth in EXHIBIT A to this
Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure schedule delivered by the Company to
Parent and Merger Sub concurrently with the execution and delivery of this
Agreement (the "COMPANY DISCLOSURE SCHEDULE") (PROVIDED that disclosure of any fact or item in any section of the Company Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

      SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of
the Company and each subsidiary of the Company (each, a "SUBSIDIARY") is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or limited partnership power and authority, as the case may be, and all necessary governmental approvals to own, lease, franchise, manage and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, franchised, managed or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material
Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the business, operations, assets, condition
(financial or otherwise) or results of operations of the Company and the
Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder; PROVIDED, HOWEVER, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a "COMPANY
MATERIAL ADVERSE EFFECT": any event, circumstance, change or effect resulting from or relating to (i) a change in general economic or financial market conditions, (ii) a change in industry conditions, (iii) seasonal fluctuations in the business of the Company and the Subsidiaries, (iv) any acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and the Subsidiaries as compared to other persons in the industry in which the Company and the Subsidiaries conducts their business), (v) the announcement of the execution of this Agreement or the pendency or consummation of the Transactions, or (vi) compliance with the terms of, or the taking of any action required by, this Agreement; and PROVIDED,
FURTHER, that with respect to the representations and warranties set forth in
Section 3.05, the exceptions set forth in clauses (v) and (vi) will not apply.

      (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company, each other
Subsidiary and any other person, is set forth in Section 3.01(b) of the Company
Disclosure Schedule.

      (c) Section 3.01(c) of the Company Disclosure Schedule lists any and all persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the "INVESTMENTS").
The Company or a Subsidiary, as the case may be, owns all Investments free and clear of all Liens, and there are no outstanding contractual obligations of the
Company or any Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the Investments or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise)
in, or provide any guarantee with respect to, any Investment.

      SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has
made available to Parent a complete and correct copy of the Certificate of
Incorporation and the Bylaws or similar organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of
Incorporation and Bylaws are in full force and effect and no other organizational documents are applicable or binding upon the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is, nor has the Company
been, in violation of any of the provisions of its Certificate of Incorporation or Bylaws. No Subsidiary has been in material violation of any of the provisions of its Certificate of Incorporation or Bylaws. The Company has made available to
Parent complete and correct copies of the minutes of all meetings of the Company
Board (and each committee thereof) and of the stockholders of the Company, in each case since January 1, 2001.

      SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of the
Company consists of (i) 75,000,000 shares of Company Common Stock and (ii)
20,000,000 shares of preferred stock, par value $.10 per share ("COMPANY
PREFERRED STOCK"). As of August 17, 2004, (i) 44,614,372 shares of Company
Common Stock are issued and outstanding (excluding shares of Common Stock held in the treasury of the Company), all of which are validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii)
12,244,778 shares of Company Common Stock are held in the treasury of the
Company, (iii) no shares of Company Common Stock are held by the Subsidiaries,
(iv) 6,054,354 shares of Company Common Stock are issuable upon exercise of outstanding Company Stock Options granted under the Company Stock Option Plans at a weighted average per share exercise price of $8.27 and (v) 2,905,696 shares of Company Common Stock are reserved for future issuance in connection with the
Company Stock Option Plans (including shares reserved pursuant to outstanding
Company Stock Options). Since August 17, 2004 through the date of this
Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of August 17, 2004 there has been no change in the number of shares of outstanding capital stock of the
Company or the number of outstanding Company Stock Options. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding.
The Company does not have a "poison pill" or similar stockholder rights plan.
Except as set forth in this Section 3.03, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or similar rights. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any
Subsidiary or any other person. None of the Company or any Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary. All dividends on the
Company Common Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full to the Company's paying agent.

      (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by the Company or another Subsidiary free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

      (c) As of the date of this Agreement, the only outstanding indebtedness for borrowed money of the Company and the Subsidiaries is (i) $178,725,000 in
aggregate principal amount of Notes issued by the Company, (ii) $20,000,000 in aggregate principal amount of loans of the Company under the Credit Agreement, dated as of July 22, 2002, among the Company and the Canadian Imperial Bank of
Commerce as administrative agent (the "CREDIT AGREEMENT"), (iii) $915,000 in aggregate principal amount pursuant to the 6.7% Mortgage Note due January 1,
2005 issued by the Company and secured by the Prime Hotel & Suites, Fairfield,
New Jersey (the "FAIRFIELD MORTGAGE") and (iv) $12,965,899 in aggregate principal amount pursuant to the 8.63% Mortgage Note due October 1, 2009 issued by Haledon Holding Corp. and secured by the Prime Suites, Secaucus, New Jersey
(the mortgages referred to in clauses (iii) and (iv), collectively, the
"MORTGAGES"). In addition, the only outstanding indebtedness for borrowed money of East Rutherford Group, L.L.C. or 3072929 Nova Scotia Company is (i)
$24,264,481 in aggregate principal amount pursuant to the LIBOR+2.75% Mortgage
Note due May 1, 2006 issued by East Rutherford Group, L.L.C. and secured by the
Sheraton Meadowlands Hotel and Conference Center, Meadowlands, New Jersey, up to
$4,000,000 of which is guaranteed by the Company, and (ii) CN $7,788,705 in aggregate principal amount pursuant to the 6.26% Mortgage Note due August 1,
2008 issued by 3072929 Nova Scotia Company and secured by the Holiday Inn
Select, Quebec City.

      SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (collectively, the "TRANSACTIONS"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the
Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Certificate of
Incorporation or Bylaws (or similar organizational documents) of the Company or any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order ("LAW") applicable to the
Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a material loss of a material benefit under, give rise to a right or obligation to purchase or sell assets or securities under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation
(each, a "CONTRACT") to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any
Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse
Effect.

      (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the
Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "GOVERNMENTAL AUTHORITY"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), (ii) the filing with the Securities and Exchange Commission
(the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the
"PROXY STATEMENT"), (iii) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), (iv) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any
Subsidiary is qualified to do business, (v) any state or federal Laws governing the sale of liquor that may be applicable, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material
Adverse Effect.

      SECTION 3.06. PERMITS; COMPLIANCE. Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, including liquor licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company
Permits would not reasonably be expected to have a Company Material Adverse
Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Each of the

                                       10

Company and each Subsidiary is in compliance with, and since January 1, 2001 has been or has taken any necessary steps to become in compliance with, (a) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and (b) any Contract or Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound, except, with respect to clauses (a) and (b), for any such conflicts, defaults, breaches or violations that would not reasonably be expected to have a
Company Material Adverse Effect.

      SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.
(a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2001
(collectively, the "SEC REPORTS"). The SEC Reports (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, the Sarbanes-Oxley Act of 2002
and, in each case, the rules and regulations promulgated thereunder, and (ii)
did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (including any financial statements or other documentation incorporated by reference therein). No Subsidiary is required to file any form, report or other document with the SEC. The Company has made available to Parent copies of all correspondence between the SEC, on the one hand, and the Company and any of the Subsidiaries, on the other hand, since January 1, 2001 through the date of this Agreement.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports, when filed, complied with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). All of the
Subsidiaries are consolidated for accounting purposes.

      (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at June 30, 2004
(including the notes thereto) included in the Company's Quarterly Report on Form
10-Q for the fiscal quarter ended June 30, 2004, neither the Company nor any
Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred (i) in connection with the Transactions, or (ii) in the ordinary course of business and in a manner consistent with past practice since June 30, 2004 that would not reasonably be expected to have a Company Material Adverse Effect.

      (d) Except as and to the extent set forth on the balance sheet of East
Rutherford Group, L.L.C. as at July 31, 2004 and the balance sheet of 3072929
Nova Scotia Company as at July 31, 2004 set forth in Section 3.07(d) of the
Company Disclosure Schedule, to the Company's knowledge, neither East Rutherford
Group, L.L.C. nor 3072929 Nova Scotia Company has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except, with respect to each entity, for liabilities and obligations incurred in the ordinary course of business and in a manner consistent with past practice since July 31,
2004 that would not, individually or in the aggregate, reasonably be expected to

                                       11

be material to such entity or to interfere in any material respect with the conduct of such entity's business as conducted on the date of this Agreement.

      (e) The Company has made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to
Contracts which previously have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

      (f) The Company and its Subsidiaries have prepared and maintained each of its Uniform Franchise Offering Circulars ("UFOCS") in accordance with applicable
Law, have filed its UFOCs in all states in which the Company and its
Subsidiaries offered or sold franchises which required registration and approval prior to offers or sales of franchises in such states and have not failed to file any required amendments or renewals on a timely and accurate basis, except where the failure to do any of the foregoing would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided Parent copies of all material correspondence it or any of the Subsidiaries have received or sent since January 1, 2001 affecting the registration and renewals of the UFOCs in the applicable states. The Company and its Subsidiaries do not and have not authorized their officers, directors or representatives to furnish any materials or information which is inconsistent in any material respect with the "earnings claim" information set forth in Item 19 of the UFOCs, as that term is defined by federal and state franchising laws.

      SECTION 3.08. INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement or the Offer Documents will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of the Offer Documents, at the time the Offer Documents are first published, sent, or given to holders of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement or the Offer Documents for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

      SECTION 3.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2004,
there has not been any event, circumstance, change, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Since June 30, 2004 and prior to the date hereof, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice, and (b) neither the
Company nor any Subsidiary has:

      (i) amended or otherwise changed its Certificate of Incorporation or
Bylaws;

      (ii) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned
Subsidiary to the Company or any other Subsidiary;

      (iii) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock;

      (iv) increased the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and in a manner consistent with past

                                       12

practice, or granted any severance or termination pay to, or entered into any employment, bonus, change of control or severance agreement with, any director or officer or, except in the ordinary course of business in a manner consistent with past practice, any other employee of the Company or of any Subsidiary;

      (v) suffered any damage, destruction or loss (whether or not covered by insurance), other than in the ordinary course of business, that has had a
Company Material Adverse Effect;

      (vi) made any change in financial or Tax accounting methods or practices materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

      (vii) made any acquisition or disposition of any real property;

      (viii) made any material tax election or settled or compromised any material United States federal, state or local income tax liability; or

      (ix) announced an intention, entered into any formal or informal agreement or otherwise made a commitment, to do any of the foregoing.

      SECTION 3.10. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an
"ACTION") pending or, to the knowledge of the Company, threatened against the
Company or any Subsidiary, or any property or asset of the Company or any
Subsidiary, before any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no officer or director of the Company is a defendant in any
Action in connection with his status as an officer or director of the Company or any Subsidiary. Other than pursuant to Certificates of Incorporation, Bylaws or other organizational documents, no Contract between the Company or any
Subsidiary and any current or former director or officer exists that provides for indemnification. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any
Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.11. EMPLOYEE BENEFIT PLANS. (a) Section 3.11(a) of the Company
Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the
Company or any Subsidiary is a party, with respect to which the Company or any
Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any
Subsidiary (collectively, the "PLANS"). The Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of (where applicable) (A) each trust or funding arrangement prepared in connection with each such Plan, (B) the two most recently filed annual reports on Internal Revenue Service ("IRS") Form 5500, (C) the most recently received IRS determination letter for each such Plan, (D) the two most recently prepared actuarial reports and financial statements in connection with each such Plan, and (E) the most recent summary plan description and any material written communications (or a description of any material oral communications) by the Company or the Subsidiaries to any current or former

                                       13

employees, consultants, or directors of the Company or any Subsidiary concerning the extent of the benefits provided under a Plan.

      (b) Neither the Company nor any Subsidiary has now or any time contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section
3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a
multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA)
(a "MULTIEMPLOYER PLAN"); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER
PLAN"). No Plan exists that could result in the payment to any present or former employee, director or consultant of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee of the Company or any Subsidiary as a result of the consummation of the Transactions (whether alone or in connection with any subsequent event). There are no contracts, plans or arrangements (written or otherwise) covering any current or former employee of the Company or any
Subsidiary that, individually or collectively, could give rise to payments in excess of the amounts set forth in Section 3.11(b) of the Company Disclosure
Schedule that would not be deductible pursuant to the terms of Section 280G of the United States Internal Revenue Code of 1986, as amended (the "CODE").

      (c) With respect to the Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could reasonably be expected to be subject to any actual or contingent liability under the terms of such Plan or any applicable Law which would reasonably be expected to have a Company Material
Adverse Effect.

      (d) Each Plan that is intended to be qualified under Section 401(a) of the
Code or Section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no circumstance exists that could reasonably be expected to result in the revocation of such letter.

      (e) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Company Material
Adverse Effect, and (ii) no Plan provides retiree welfare benefits, and neither the Company nor any Subsidiary has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code.

      (f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the
Company, threatened, that would reasonably be expected to have a Company
Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such
Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other
Governmental Authority is pending, in progress or, to the knowledge of the
Company, threatened that could reasonably be expected to have a Company Material
Adverse Effect.

      SECTION 3.12. LABOR AND EMPLOYMENT MATTERS(a) . Section 3.12 of the
Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any
Subsidiary to which the Company or any Subsidiary is a party. Except as set forth in Section 3.12 of the Company Disclosure Schedule, to the knowledge of the Company there are no activities or proceedings of any labor union to

                                       14

organize any employees of the Company or any Subsidiary. As of the date hereof, there are no unfair labor practice complaints pending against the Company or any
Subsidiary before the National Labor Relations Board or any other Governmental
Authority or any current union representation questions involving employees of the Company or any Subsidiary. As of the date hereof, there is no strike, controversy, slowdown, work stoppage or lockout, or, to the knowledge of the
Company, threatened in writing, by or with respect to any employees of the
Company or any Subsidiary.

      SECTION 3.13. REAL PROPERTY; TITLE TO ASSETS. (a) Section 3.13(a)(i) of
the Company Disclosure Schedule lists each parcel of real property currently owned by the Company or any Subsidiary and sets forth the Company or the applicable Subsidiary owning such properties (collectively, the "OWNED REAL
PROPERTIES"). Section 3.13(a)(ii) of the Company Disclosure Schedule lists each parcel of real property currently ground leased by the Company or any Subsidiary
(collectively, the "GROUND LEASED PROPERTIES"; the Ground Leased Properties
together with the Owned Properties, collectively, the "PROPERTIES") and sets forth the Company or the Subsidiary holding such leasehold interest, with the name of the lessor and the date of the lease, any subleases and assignments, any guarantees given and each amendment to any of the foregoing (collectively, the
"GROUND LEASES"). The Company or the applicable Subsidiary set forth on Section
3.13(a)(i) of the Company Disclosure Schedule owns fee simple title to the Owned
Real Properties and the Company or the applicable Subsidiary set forth on
Section 3.13(a)(ii) of the Company Disclosure Schedule owns leasehold title to the Ground Leased Properties, in each case, free and clear of all mortgages, pledges, liens, restrictions security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "LIENS"), other than (i) Liens for current taxes and assessments not yet due and payable,
(ii) inchoate mechanics' and materialmen's Liens for construction in progress,
(iii) the Mortgages (iv) all matters of record and other Liens which are disclosed in the Title Policies (as defined below) that the Company has made available to Parent, and (v) to the extent such Liens would not reasonably be expected to have a Company Material Adverse Effect, (A) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, (B) all matters of record, and (C) all Liens and other imperfections of title and encumbrances that are typical for the applicable property type and locality and which would not reasonably be expected to materially interfere with the conduct of the business of the Company (collectively, "PERMITTED LIENS"). None of the Properties is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Neither the Company nor any
Subsidiary has violated any material covenants, conditions or restrictions affecting any Properties which violations would reasonably be expected to have a
Company Material Adverse Effect.

      (b) Section 3.13(b) of the Company Disclosure Schedule lists each real property lease or sublease (other than the Ground Leases) the Company or any
Subsidiary is currently a party, or subject, to, as either a tenant, landlord, lessee, lessor, sublandlord or subtenant and sets forth the Company or the
Subsidiary holding such interest, with the name of the other party or parties thereto and the date of the lease, any sublease or assignment, any guaranty given or leasing commissions remaining payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing
(collectively, the "SPACE LEASES").

      (c) Each of the Ground Leases and the Space Leases is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the
Company's knowledge, as against the other party thereto. Neither the Company nor the Subsidiaries has received written notice under any of the Ground Leases or the Space Leases of any default, and, to the Company's knowledge, no event has

                                       15

occurred which, with notice or lapse of time or both, would constitute a material default by the Company or the applicable Subsidiaries.

      (d) To the knowledge of the Company, there are no latent defects or adverse physical conditions affecting any Property or the improvements thereon, other than those that would not reasonably be expected to have a Company
Material Adverse Effect.

      (e) The Company and the Subsidiaries have not received any written notice and are not otherwise aware that valid policies of title insurance or title commitments for which premiums have been paid (collectively, the "TITLE
POLICIES") insuring the Company or the applicable Subsidiary's fee simple or leasehold title to the Properties owned or ground leased by the Company or the applicable Subsidiary are not in full force and effect. To the Company's knowledge, no claim has been made by the Company or the Subsidiaries against any
Title Policies within the last 10 years.

      (f) There are no Properties under construction as of the date hereof.

      (g) Except as set forth on Schedule 3.13(g) of the Company Disclosure
Schedule, neither the Company nor any of the Subsidiaries is a party to any third party management, franchise, license or other agreement for the management of operations conducted at any Property (the "THIRD PARTY FLAG AGREEMENTS").

      (h) Section 3.13(h) of the Company Disclosure Schedule lists each parcel of real property in respect of which any person (other than the Company or any
Subsidiary) has the right, pursuant to a franchise, license, satellite agreement, franchise development agreement, area development agreement, development incentive agreement or other Contract (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the
"FRANCHISE AGREEMENTS") to utilize a brand name or other rights of a hotel chain or system from the Company or any Subsidiary. Such schedule also identifies the applicable brand of such property and the Franchise Agreement related thereto.
Each Franchise Agreement is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the Company's knowledge, as against the other party thereto. Neither the Company nor any Subsidiary has received or delivered written notice under any of the Franchise Agreements of any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a material default by the
Company or the applicable Subsidiary or the other party thereto.

      (i) Section 3.13(i) of the Company Disclosure Schedule lists each parcel of real property that is managed by the Company or a Subsidiary pursuant to a management agreement or other Contract (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "MANAGEMENT
AGREEMENTS"). Such schedule also identifies the applicable brand of such property and the Management Agreement related thereto. Each Management Agreement is valid, binding and in full force and effect as against the Company or the
Subsidiaries and, in the case of the HPT Documents (as defined below) and those certain management agreements between the applicable Subsidiary and affiliates of Equity Inns, Inc. (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "EQUITY INN DOCUMENTS"), as against the other party thereto. Neither the Company nor any Subsidiary has received or delivered written notice under any of the Management Agreements of any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a material default by the
Company or the applicable Subsidiary or, in the case of the HPT Documents and the Equity Inn Documents, the other party thereto. As of the date hereof, (i)
the Company has utilized $3,364,911 of the $25,000,000 that is to be provided by
HPT TRS SPES II, Inc. or an affiliate thereof ("HPT") pursuant to the terms of that certain Management Agreement between the applicable Subsidiary and HPT (the
"HPT MANAGEMENT AGREEMENT", together with any amendments, guarantees and any

                                       16

ancillary documents and agreements related thereto, the "HPT DOCUMENTS"), (ii)
in accordance with Section 5.3 of the HPT Management Agreement, the applicable
Subsidiary has delivered the requisite budgets and schedules to HPT, which budgets and schedules cover the balance of the $25,000,000 to be provided by HPT less the amounts previously utilized by the Company as disclosed above (the "HPT
RESERVE BALANCE"), (iii) the HPT Reserve Balance has not been utilized or expended by the applicable Subsidiary and remains available for use by such
Subsidiary in accordance with the HPT Management Agreement, (iv) to the
Company's knowledge, the HPT Reserve Balance has been deposited by HPT in the
Reserve Account (as defined in the HPT Management Agreement) and remains an obligation of HPT to be funded in accordance with the HPT Management Agreement and (vi) to the Company's knowledge, no amounts are due or payable by the
Company or the applicable Subsidiary in connection with any Retained Liabilities
(as defined in the HPT Documents).

      (j) Section 3.13(j) of the Company Disclosure Schedule lists each parcel of real property or leasehold interest in any ground lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Subsidiary since January 1, 1991.

      (k) The Company or the Subsidiaries own all material furniture, fixtures, equipment, operating supplies and other personal property (the "PERSONAL
PROPERTY") necessary for the operation of each Property, subject to no Liens, except as would not reasonably be expected to have a Company Material Adverse
Effect.

      (l) Section 3.13(l) of the Company Disclosure Schedule lists each loan document (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "LOAN DOCUMENTS") with respect to any loans made by the Company or any Subsidiary to any person (other than the Company or any Subsidiary) which as of the date of this Agreement has an outstanding balance that is payable by such party to the Company or any Subsidiary or pursuant to which Indebtedness to the Company or any Subsidiary may be incurred by such party (collectively, the "LOANS"). As of the date of this Agreement, the outstanding principal amount of each Loan or the amount of Indebtedness that may be borrowed under each Loan Document is not less than the amount set forth on
Section 3.13(l) of the Company Disclosure Schedule. Neither the Company nor any
Subsidiary (i) has delivered any written notice of default under the Loan
Documents or (ii) executed any written waiver of any rights of the Company or the Subsidiaries under the Loan Documents.

      SECTION 3.14. INTELLECTUAL PROPERTY. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company or any Subsidiary that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the
Intellectual Property rights of any third party; (ii) with respect to each item of Intellectual Property that is owned by the Company or a Subsidiary ("OWNED
INTELLECTUAL PROPERTY"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual
Property that is licensed to or otherwise held or used by the Company or a
Subsidiary ("LICENSED INTELLECTUAL PROPERTY"), the Company or a Subsidiary has
the right to use such Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (iv) none of the Owned
Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the knowledge of the Company, the Owned Intellectual Property is valid and enforceable; (v) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property;
(vi) to the knowledge of the Company, each license of the Licensed Intellectual
Property is valid and enforceable, is binding on all parties to such license,

                                       17

and is in full force and effect; (vii) to the knowledge of the Company, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; (viii) the Company has taken all reasonable actions
(including executing non-disclosure and intellectual property assignment agreements) to protect, preserve and maintain the Owned Intellectual Property;
and (ix) neither the execution of this Agreement nor the consummation of any
Transaction shall adversely affect any of the Company's rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property.

      (b) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all
U.S., state and foreign intellectual property, including all (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof,
(iii) copyrightable works, copyrights, and registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

      SECTION 3.15. TAXES. (a) The Company and the Subsidiaries (i) have timely filed or caused to be filed or will timely file or cause to be filed (taking into account any extension of time to file granted or obtained) all material Tax
Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects; and (ii) have timely paid or will timely pay all material amounts of Taxes due and payable except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with
GAAP. All material amounts of Taxes required to have been withheld by or with respect to the Company and its the Subsidiaries have been or will be timely withheld and remitted to the applicable taxing authority.

      (b) There are no pending audits, examinations, investigations or other proceedings or, to the knowledge of the Company, proposed audits, examinations, investigations or other proceedings in respect of any Tax or Tax matter of the
Company or any Subsidiary. No deficiency for any material amount of Tax has been asserted or assessed by any taxing authority in writing against the Company or any Subsidiary, which deficiency has not been satisfied by payment, settled or been withdrawn or contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP.
There are no Tax liens on any assets of the Company or any Subsidiary (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP or for Taxes being contested in good faith). Neither the Company nor any Subsidiary is subject to any accumulated earnings tax or personal holding company tax.

      (c) Neither the Company nor any Subsidiary has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the
Code.

      (d) There are no pending or, to the knowledge of the Company, potential claims for indemnity (other than customary indemnity under credit or any other agreements or arrangements) against the Company or any Subsidiary (other than against each other) under any indemnification, allocation or sharing agreement with respect to income Taxes.

      (e) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

      (f) No claim is pending by a taxing authority in a jurisdiction where the
Company or any Subsidiary does not file a Tax Return that the Company or such
Subsidiary is or may be subject to Tax by such jurisdiction.

                                       18

      (g) Neither the Company nor any Subsidiary is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the
Code.

      (h) There are no proposed reassessments of any property owned by the
Company and the Subsidiaries that could result in a material increase in the amount of any Tax to which the Company or any such Subsidiary would be subject.

      (i) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income as a result of any (1) adjustment pursuant to Section 481 of the Code, the regulations thereunder or any similar provision under state or local Law, (2)
"CLOSING AGREEMENT" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law)
executed on or prior to the Closing, (3) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax
Law), (4) installment sale or open transaction disposition made on or prior to the Closing, or (5) prepaid amount received on or prior to the Closing.

      (j) Neither the Company nor any Subsidiary has made an election under
Section 341(f) of the Code.

      (k) For purposes of this Agreement:

      (i) "TAX" or "TAXES" shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or Tax authority.

      (ii) "TAX RETURNS" means any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to
Taxes filed with any Tax authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

      SECTION 3.16. ENVIRONMENTAL MATTERS. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company or any of the Subsidiaries has violated, or is in violation of, any Environmental
Law; (ii) to the knowledge of the Company, there is and has been no presence, release or threat of release of Hazardous Substances at, on, under or affecting:
(A) any of the properties currently owned, leased or operated by the Company or any of the Subsidiaries or, during the period of the Company's or the
Subsidiaries' ownership, lease or operation thereof, formerly owned, leased or operated by the Company or any of the Subsidiaries, or (B) any location at which
Hazardous Substances are present for which the Company or any of the
Subsidiaries is or is allegedly liable, under conditions in the case of either
(A) or (B) that would reasonably be expected to result in a liability or obligation to the Company or any of the Subsidiaries, or, as the Company and the
Subsidiaries are currently operated, adversely affect the revenues of the
Company or any of the Subsidiaries; (iii) the Company and the Subsidiaries have obtained and are and have been in compliance with all, and have not violated any, required Environmental Permits; (iv) there are no written claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries alleging violations of or liability or obligations under any
Environmental Law or otherwise concerning the presence or release of Hazardous
Substances; and none of the Company or any of the Subsidiaries has received any

                                       19

written notice of, is a party to, or, to the knowledge of the Company, is reasonably likely to be affected by any proceedings, any investigations or any agreements concerning such matters. The Company has provided to Parent a copy of all material studies, audits, assessments or investigations concerning compliance with, or liability or obligations under, Environmental Law affecting the Company or any Subsidiary that is in the possession or, to the knowledge of the Company, control of the Company or any Subsidiary.

      (b) For purposes of this Agreement:

      (i) "ENVIRONMENTAL LAWS" means any Laws (including common law) of the
United States federal, state, local, non-United States, or any other
Governmental Authority, relating to (A) releases or threatened releases of
Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of
Hazardous Substances or materials containing Hazardous Substances; or (C)
pollution or protection of the environment or human health and safety as affected by Hazardous Substances or materials containing Hazardous Substances.

      (ii) "ENVIRONMENTAL PERMITS" means any permit, license registration, approval, notification or any other authorization pursuant to Environmental Law.

      (iii) "HAZARDOUS SUBSTANCES" means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants, contaminants, or words of similar import, in or regulated under the following United States federal statutes and any analogous state statutes, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource
Conservation and Recovery Act, the Comprehensive Environmental Response,
Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water
Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide
Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls, asbestos, molds that could reasonably be expected to adversely affect human health, urea formaldehyde foam insulation and radon; and (E) any substance, material or waste regulated by any Governmental
Authority pursuant to or that would reasonably be expected to result in liability under, any Law in addition to those identified in (A) above the primary purpose of which is the protection of the environment or human health and safety as affected by environmental media.

      SECTION 3.17. MATERIAL CONTRACTS. (a) Section 3.17(a) of the Company
Disclosure Schedule contains a list of the following Contracts to which the
Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof:

      (i) any lease of personal property providing for annual rentals of
$200,000 or more;

      (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that is not terminable without material penalty on 90 days notice by the Company or the Subsidiaries and that provides for or is reasonably likely to require either (A) annual payments to or from the
Company and the Subsidiaries of $250,000 or more, or (B) aggregate payments to or from the Company and the Subsidiaries of $500,000 or more;

      (iii) any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

                                       20

      (iv) any Contract (other than among consolidated Subsidiaries) under which
Indebtedness is outstanding or may be incurred or pursuant to which any property or asset is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of Indebtedness or the incurrence of Liens or restricting the payment of dividends or the transfer of any Property (except, with respect to the transfer of Leased Properties, restrictions contained in the
Lease Documents). "INDEBTEDNESS" means (A) indebtedness for borrowed money
(excluding any interest thereon), secured or unsecured, (B) obligations under conditional sale or other title retention Contracts relating to purchased property, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions
(valued at the termination value thereof), and (E) guarantees of any of the foregoing of any other person;

      (v) any Contract required to be filed as an exhibit to the Company's
Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

      (vi) any Contract that purports to limit in any material respect the right of the Company or the Subsidiaries (A) to engage in any line of business, or (B)
to compete with any person or operate in any location;

      (vii) any Contract to which the Company or any of its Subsidiaries has continuing indemnification obligations or potential liability under any purchase price adjustment;

      (viii) any Contract providing for the sale or exchange of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate;

      (ix) any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in clause (viii) of this Section 3.17(a)) or capital stock or other equity interests of another person for aggregate consideration in excess of $250,000, in each case other than in the ordinary course of business and in a manner consistent with past practice;

      (x) other than Contracts for ordinary repair and maintenance, any Contract relating to the development or construction of, or additions or expansions to, the Properties, under which the Company or any of the Subsidiaries has, or expects to incur, an obligation in excess of $50,000 per site or $125,000 in the aggregate;

      (xi) any advertising or other promotional Contract providing for payment by the Company or any Subsidiary of $100,000 or more;

      (xii) any license, royalty or other Contract concerning Intellectual
Property which is material to the Company and the Subsidiaries; and

      (xiii) any Contract which by its terms calls for payments by the Company and the Subsidiaries in excess of $2,500,000.

(the Contracts described in clauses (i) through (xiii) and those required to be identified in Sections 3.11(a), 3.13(a), 3.13(b), 3.13(g), 3.13(h), 3.13(i),
3.13(l) and 3.17(c) of the Company Disclosure Schedule, in each case together with all exhibits and schedules thereto being, the "MATERIAL CONTRACTS").

      (b) Except as would not reasonably be expected to have a Company Material
Adverse Effect, (i) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or any of the
Subsidiaries have received any claim of default under any such agreement, and
(iii) to the Company's knowledge, no event has occurred which would result in a

                                       21

breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

      (c) Except as disclosed in the Company's proxy statement relating to the election of directors dated April 20, 2004, there are no Contracts or transactions between the Company or any Subsidiary, on the one hand, and any (i)
officer or director of the Company or any Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of the Company, or (iii)
associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand, except those of a type available to employees generally.

      SECTION 3.18. INSURANCE. Section 3.18 of the Company Disclosure Schedule
sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Subsidiary, true and complete copies of which have been made available to Parent. With respect to each such insurance policy, except as would not reasonably be expected to have a Company Material Adverse
Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy;
(iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation;
(iv) no notice of cancellation or termination has been received; and (v) the policy is sufficient for compliance with all requirements of Law and of all
Contracts to which the Company or the Subsidiaries are parties or otherwise bound.

      SECTION 3.19. BOARD APPROVAL; VOTE REQUIRED. (a) The Company Board, by
resolutions duly adopted at a meeting duly called and held, has duly (i)
determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the other Transactions and declared their advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting
(collectively, the "COMPANY BOARD RECOMMENDATION"). The approval of this
Agreement, the Merger and the other Transactions by the Company Board constitutes approval of this Agreement, the Merger and the other Transactions for purposes of each of Section 203 of the DGCL and Article Tenth of the
Certificate of Incorporation of the Company and represents the only action necessary to ensure that Section 203 of the DGCL and Article Tenth of the
Certificate of Incorporation of the Company do not and will not apply to the execution and delivery of this Agreement or the consummation of the
Transactions.

      (b) Except as contemplated by Section 2.06, the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of
Company Common Stock in favor of the adoption of this Agreement (the
"STOCKHOLDER APPROVAL").

      SECTION 3.20. INTERESTED PARTY TRANSACTIONS. Between the date of the
Company's last annual meeting proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                       22

      SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date of this
Agreement, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders. An executed copy of such opinion has been delivered to Parent.

      SECTION 3.22. BROKERS. No broker, finder or investment banker (other than
Bear, Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a complete and correct copy of any Contract between the Company and Bear, Stearns & Co. Inc.
pursuant to which Bear, Stearns & Co. Inc. could be entitled to any payment from the Company relating to the Transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

      SECTION 4.01. CORPORATE ORGANIZATION. Each of Parent and Merger Sub is a
limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations under this
Agreement.

      SECTION 4.02. CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY
AGREEMENT. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Formation and Limited Liability Company Agreement (or
similar organizational documents) of Parent and Merger Sub, each as amended to date. Such Certificate of Formation and Limited Liability Company Agreement (or
similar organizational documents) are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of
Formation or Limited Liability Company Agreement (or similar organizational documents).

      SECTION 4.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and
Merger Sub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this
Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize this
Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 4.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The
execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or

                                       23

violate the Certificate of Formation or Limited Liability Company Agreement (or
similar organizational documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section
4.04(b) have been obtained and all filings and obligations described in Section
4.04(b) have been made, conflict with or violate any Law applicable to Parent or
Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default
(or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract to which
Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

      (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Subsidiaries is qualified to do business, (iii) any state or federal Laws governing the sale of liquor that may be applicable, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent
Parent or Merger Sub from performing their material obligations under this
Agreement.

      SECTION 4.05. INFORMATION SUPPLIED. None of the information supplied by
Parent or Merger Sub for inclusion in the Proxy Statement or the Offer Documents will, in the case of the Proxy Statement at the date it is first mailed to the
Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or in the case of the Offer
Documents, at the time the Offer Documents are first published, sent or given to holders of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the
Proxy Statement or the Offer Documents for inclusion or incorporation by reference therein.

      SECTION 4.06. ABSENCE OF LITIGATION. As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened, against Parent or any of its affiliates before any Governmental
Authority that would or seeks to materially delay or prevent the consummation of any of the Transactions. As of the date of this Agreement, neither Parent nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent, continuing investigation by, any
Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of any of the Transactions.

                                       24

      SECTION 4.07. OPERATIONS OF MERGER SUB. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the
Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      SECTION 4.08. FINANCING. Parent has delivered to the Company true and complete copies of (a) an executed commitment letter from Blackstone Real Estate
Partners IV L.P. to provide equity financing in an aggregate amount of
$172,500,000 (the "EQUITY FUNDING LETTER"), and (b) an executed commitment letter (the "COMMITMENT LETTER") from Bank of America, N.A. pursuant to which
Bank of America, N.A. has committed to provide Merger Sub and certain existing or future affiliates of Merger Sub with financing in an aggregate amount of
$680,000,000 (the "DEBT FINANCING" and together with the financing referred to in clause (a) being collectively referred to as the "FINANCING"). Each of the
Equity Funding Letter and the Commitment Letter, in the form so delivered, is valid and in full force and effect as of the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent under either the Equity Funding Letter or the Commitment
Letter. Parent has fully paid any and all commitment fees or other fees required by the Commitment Letter to be paid as of the date hereof. Parent shall have at the Closing and at the Effective Time proceeds in connection with the Financing in an amount equal to $852,500,000.

      SECTION 4.09. GUARANTEE. Concurrently with the execution of this
Agreement, Parent has delivered to the Company the duly executed guarantee of
Blackstone Real Estate Partners IV L.P. (the "GUARANTOR") in the form attached as EXHIBIT B to this Agreement (the "GUARANTEE"). The Guarantee is valid and in full force and effect, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under the Guarantee.

      SECTION 4.10. BROKERS. The Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The
Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section
5.01 of the Company Disclosure Schedule, the businesses of the Company and the
Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable Law, and the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to preserve the assets and properties of the Company and the Subsidiaries in good repair and condition and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has material business relations, in each case in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this
Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of
Parent:

      (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

                                       25

      (b) issue, sell, pledge, dispose of, grant, encumber, license or otherwise subject to any Lien, or authorize such issuance, sale, pledge, disposition, grant or encumbrance of or subjection to such Lien, (i) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to employee stock options outstanding on the date hereof and granted under Company Stock Option Plans as in effect on the date hereof in the ordinary course of business and in a manner consistent with past practice), or (ii) any
Properties or other assets of the Company or any Subsidiary, except assets
(other than Properties) that are not material in the ordinary course of business and in a manner consistent with past practice;

      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned
Subsidiary to the Company or any other Subsidiary;

      (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of the Company or any Subsidiary;

      (e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization (or any division thereof) or any property or asset, except assets (other than real property) in the ordinary course of business and in a manner consistent with past practice, and other assets (other than real property) that do not exceed $1,500,000 in the aggregate; (ii) repurchase, repay or incur any Indebtedness, or issue any debt securities or assume or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; (iii)
authorize, or make any commitment with respect to, any capital expenditure, other than maintenance expenditures at existing Properties in the ordinary course of business and consistent with past practice; (iv) acquire, enter into or extend any option to acquire, or exercise an option to acquire, real property or commence construction of, or enter into any Contract to develop or construct, other real estate projects; (v) enter into any new line of business; (vi) expend or utilize any portion of the Initial Reserve Amount or the Secondary Reserve
Amount, or (vii) make investments in persons other than wholly owned subsidiaries;

      (f) (i) increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers or employees, except for increases in compensation in the ordinary course of business and in a manner consistent with past practice; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of the Company or of any Subsidiary; (iii) establish, adopt, enter into, terminate or amend any Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a
Plan if it were in existence as of the date of this Agreement for the benefit of any director, officer or employee except as required by Law; (iv) loan or advance any money or other property to any current or former director, officer or employee of the Company or the Subsidiaries; or (v) grant any equity or equity based awards (PROVIDED that equity awards may be transferred in accordance with the terms of the applicable plan document or agreement);

      (g) make any change (or file for such change) in any method of Tax accounting;

      (h) make, change or rescind any material Tax election, file any amended
Tax Return, except as required by applicable Law, enter into any closing agreement relating to Taxes, waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) or settle or compromise any material United States federal, state or local income Tax liability, audit, claim or assessment, or surrender any right to claim for a Tax Refund;

                                       26

      (i) pay, discharge, waive, settle or satisfy any claim, liability or obligation that is not an Action, other than repayments of Indebtedness under the Credit Agreement and the payment, discharge, waiver, settlement or satisfaction, in the ordinary course of business and consistent with past practice;

      (j) waive, release, assign, settle or compromise any pending or threatened
Action (i) requiring payment by the Company or any Subsidiary in excess of
$100,000 individually or $500,000 in the aggregate or (ii) that is brought by any current, former or purported holder of any securities of the Company in its capacity as such and that (A) requires any payment to such security holders by the Company or any Subsidiary or (B) adversely affects in any material respect the ability of the Company and the Subsidiaries to conduct their business in a manner consistent with past practice;

      (k) other than in the ordinary course of business and in a manner consistent with past practice, (i) amend, modify or consent to the termination of any Material Contract other than the terms and conditions of the Stock Option
Plans required to effectuate the provisions set forth in Section 2.04 or (ii)
amend, waive, modify or consent to the termination of the Company's or any
Subsidiary's rights thereunder; PROVIDED that the exception set forth above shall not be applicable to any Third Party Flag Agreement, Franchise Agreement
or Management Agreement;

      (l) make any expenditure in connection with any advertising or marketing, or adopt, renew, terminate, change, or increase the liability or other obligations of the Company or any Subsidiary under, any operating standards, loyalty programs or amenity packages relating to the Prime Hotels and Resorts,
AmeriSuites or Wellesley Inns & Suites brands;

      (m) fail to maintain in full force and effect the existing insurance policies covering the Company and the Subsidiaries and their respective properties, assets and businesses or fail to preserve or protect their rights in all material Intellectual Property used in the business of the Company or its
Subsidiaries;

      (n) enter into, amend, modify or consent to the termination of any
Contract that would be a Material Contract or transaction that would be required to be set forth in Section 3.17(c) of the Company Disclosure Schedule if in
effect on the date of this Agreement;

      (o) effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988; or

      (p) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

      SECTION 5.02. CONDUCT OF BUSINESS BY PARENT AND MERGER SUB PENDING THE
MERGER. Each of Parent and Merger Sub agrees that, between the date of this
Agreement and the Effective Time, it shall not, directly or indirectly, (a) take any action to cause its representations and warranties set forth in Article IV to be untrue in any material respect; or (b) take any action that would reasonably be likely to materially delay the consummation of the Transactions.

                                       27

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      SECTION 6.01. PROXY STATEMENT. As promptly as practicable following the date of this Agreement (but in any event within 10 business days unless the parties shall otherwise agree), the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the date of this
Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy
Statement. If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto)
or responding to any comments of the SEC with respect thereto, the Company shall provide Parent an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by
Parent; PROVIDED, HOWEVER, that in the event of a Change in Board
Recommendation, the Company shall consider in good faith including in such document or response comments reasonably proposed by Parent.

      SECTION 6.02. COMPANY STOCKHOLDERS' MEETING. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY
STOCKHOLDERS' MEETING"), as promptly as practicable after the date of this
Agreement, for the purpose of obtaining the Stockholder Approval. Unless this
Agreement shall have been terminated in accordance with Section 8.01, the
Company shall hold the Company Stockholders' Meeting regardless of whether the
Company Board has effected a Change in Board Recommendation. Subject to Section
6.04(c), the Company Board shall (a) recommend to holders of the Shares that they adopt this Agreement, (b) include such recommendation in the Proxy
Statement and (c) use its reasonable best efforts to solicit and obtain the
Stockholder Approval.

      SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as
otherwise prohibited by applicable Law or the terms of any Contract entered into prior to the date hereof or would be reasonably expected to violate any attorney-client privilege, from the date of this Agreement until the Effective
Time, the Company shall (and shall cause the Subsidiaries to), at Parent's expense: (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, "REPRESENTATIVES") of Parent reasonable access, during normal business hours and upon reasonable prior notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the
Company and the Subsidiaries and to the books and records thereof, and (ii)
furnish promptly to Parent such information concerning the business, properties,
Contracts, assets, liabilities, personnel and other aspects of the Company and

                                       28

the Subsidiaries as Parent or its Representatives may reasonably request.
Without limiting the foregoing, Parent and its Representatives (including its financing sources) shall have the right to conduct appraisal and environmental and engineering inspections of each of the Properties, PROVIDED, HOWEVER, (A)
that unless reasonably required by the financing sources in connection with the
Debt Financing, neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building; and that any such taking and analyzing of samples or any such performance of invasive testing conducted pursuant to this Section 6.03 shall be reasonably acceptable to the Company, implemented in a manner that does not disrupt the operations of the Company or any of the Subsidiaries, and paid for by Parent at Parent's sole cost and expense; and that Parent, at Parent's sole cost and expense, shall return any site at which or from which, or that has otherwise been affected by, any taking and analyzing of samples or performance of invasive testing conducted pursuant to this Section 6.03, in all material respects, to the condition existing at such site prior to the taking and analyzing of samples or performance of invasive testing, and (B) Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them arising out of any personal injury or physical damage resulting from any appraisal or inspection conducted pursuant to this
Section 6.03, except that, Parent and Merger Sub shall have no obligation to so indemnify or hold harmless to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties result from the negligence of the Company, the Subsidiaries, or one of their
Representatives.

      (b) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement, dated July 12, 2004 (the "CONFIDENTIALITY
AGREEMENT"), between Blackstone Real Estate Acquisitions IV L.L.C. and the
Company.

      (c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      SECTION 6.04. NO SOLICITATION OF TRANSACTIONS. (a) The Company agrees that neither it nor any Subsidiary shall, nor shall it authorize or permit the
Representatives of the Company or the Subsidiaries to, directly or indirectly,
(i) solicit or initiate or knowingly encourage or otherwise knowingly facilitate
(including by way of furnishing information) any inquiries or the implementation or submission of any Acquisition Proposal, or (ii) participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal; PROVIDED, HOWEVER, that, prior to the adoption of this Agreement by the Company's stockholders at the Company
Stockholders' Meeting, nothing contained in this Agreement shall prevent the
Company or the Company Board from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person, if and only to the extent that prior to taking such action (A) the Company Board believes in good faith
(after consultation with its advisors) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, and the Company
Board determines in good faith (after consultation with its outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, and (B) the
Company Board receives from such person an executed confidentiality agreement, the terms of which are substantially similar to and no less favorable to the
Company than those contained in the Confidentiality Agreement. Neither the
Company nor any Subsidiary shall enter into any letter of intent, acquisition agreement or similar agreement with respect to an Acquisition Proposal (other than a confidentiality agreement referred to in this Section 6.04(a)).

                                       29

      (b) The Company shall notify Parent as promptly as practicable (and in any event within 48 hours) of the receipt by the Company or any of the Subsidiaries, or any of its or their respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any Acquisition Proposal, specifying the material terms and conditions thereof and the identity of the party making such proposal. The
Company shall keep Parent reasonably informed of the status of any such discussions or negotiations and of any modifications to such inquiries, proposals or offers (the Company agreeing that it shall not, and shall cause the
Subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent). The Company agrees that neither it nor any of the Subsidiaries shall terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of the
Subsidiaries is a party and that it and the Subsidiaries shall enforce the provisions of any such agreement. The Company shall, and shall cause the
Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal as of the date hereof, shall take reasonable steps to inform its and the Subsidiaries' Representatives of the obligations undertaken in this Section 6.04 and shall request that all confidential information previously furnished to any such third parties be returned promptly.

      (c) Except as set forth in this Section 6.04, the Company Board (or any committee thereof) shall not, and shall not publicly propose to, (i) withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation of this Agreement, the Merger or the other Transactions by the
Company Board (or any committee thereof); (ii) approve or recommend any
Acquisition Proposal; or (iii) approve any letter of intent, acquisition agreement or similar agreement with respect to any Acquisition Proposal (other than a confidentiality agreement referred to in this Section 6.04).
Notwithstanding the foregoing, prior to the adoption of this Agreement by the
Company's stockholders at the Company Stockholders Meeting, (x) in response to the receipt of an unsolicited bona fide written Acquisition Proposal, if the
Company Board (A) determines in good faith (after consultation with its advisors) that such Acquisition Proposal is a Superior Proposal and (B)
determines in good faith (after consultation with its outside legal counsel)
that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company Board may approve and recommend such Superior Proposal and, in connection with such
Superior Proposal, withdraw or modify the Company Board Recommendation or (y)
other than in connection with an Acquisition Proposal, if the Company Board determines in good faith (after consultation with its outside legal counsel)
that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company Board may withdraw or modify the Company Board Recommendation (either event described in the foregoing clauses (x) and (y), a "CHANGE IN BOARD RECOMMENDATION").

      (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Company Board (or any committee thereof)
determines in good faith (after consultation with its outside legal counsel)
that it is required to do so under applicable Law; PROVIDED, HOWEVER, that neither the Company nor the Company Board (nor any committee thereof) shall (i)
recommend that the stockholders of the Company tender their Shares in connection with any such tender or exchange offer (or otherwise approve or recommend any
Acquisition Proposal) or (ii) withdraw or modify the Company Board
Recommendation, unless in each case the requirements of Section 6.04(c) shall have been satisfied.

      (e) The Company shall not take any action to exempt any person from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provision) or in Article Tenth of the Certificate of Incorporation
of the Company or otherwise cause such restrictions not to apply.

                                       30

      (f) Except as set forth in Section 8.03(d) with respect to an Acquisition
Proposal, for purposes of this Agreement:

      (i) "ACQUISITION PROPOSAL" means any proposal or offer (including any proposal from or to the Company's stockholders) from any person other than
Parent or Merger Sub relating to (1) any direct or indirect acquisition of (A)
more than 15% of the assets of the Company and its consolidated Subsidiaries, taken as a whole or (B) over 15% of any class of equity securities of the
Company; (2) any tender offer or exchange offer, as defined pursuant to the
Exchange Act, that if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company; or (3) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company.

      (ii) "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal not solicited or initiated in violation of Section 6.04(a) that (i) relates to more than 50% of the outstanding Shares or all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, (ii) is on terms that the Company Board determines in its good faith judgment (after receiving the advice of its financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than this Agreement (including any alterations to this Agreement agreed to in writing by Parent in response thereto) and (iii) which the Company Board determines is reasonably capable of being consummated.

      SECTION 6.05. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a)
The Limited Liability Company Agreement (or similar organizational document) of the Surviving Company shall contain provisions no less favorable with respect to indemnification than are set forth in Article Eighth of the Certificate of
Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any of the Subsidiaries.

      (b) After the Effective Time, Parent and the Surviving Company shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director and officer of the
Company and each Subsidiary (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the Effective Time, to the same extent as provided in the Certificate of
Incorporation of the Company or any other applicable contract or agreement in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent or the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received (provided the applicable
Indemnified Party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Party is not entitled to indemnification) and (ii) the Surviving Company shall cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither Parent nor the Surviving
Company shall be liable for any settlement effected without the Surviving
Company's written consent (which consent shall not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that neither Parent nor the Surviving Company shall be obligated pursuant to this Section 6.05(b) to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified
Parties) for all Indemnified Parties in any jurisdiction with respect to any single action except to the extent that two or more of such Indemnified Parties

                                       31

shall have conflicting interests in the outcome of such action; and PROVIDED,
FURTHER, that, in the event that any claim for indemnification is asserted or made within such six year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

      (c) The Surviving Company shall either (i) cause to be obtained at the
Effective Time "tail" insurance policies with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred on or prior to the Effective Time; or (ii) maintain in effect for six years from the Effective
Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (PROVIDED that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving
Company be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance; PROVIDED, HOWEVER, that in the event of an expiration, termination or cancellation of such current policies, Purchaser or the Surviving
Company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. The Company represents that such current annual premium amount is set forth in Section 6.05(c) of the Company Disclosure Schedule.

      (d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the
Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.05.

      (e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.05.

      SECTION 6.06. EMPLOYEE BENEFITS MATTERS. (a) Parent hereby agrees that, for a period of two years immediately following the Effective Time, it shall, or it shall cause the Surviving Company and its subsidiaries to, (i) provide each employee of the Company as of the Effective Time (each, an "EMPLOYEE") with at least the same level of base salary, cash incentive compensation and other cash variable compensation that was provided to each such Employee immediately prior to the Effective Time, and (ii) provide the Employees with employee benefits
(other than equity-based compensation) that are no less favorable in the aggregate than those provided to such Employees immediately prior to the
Effective Time. Parent hereby agrees that, except as set forth in Section
6.06(a) of the Company Disclosure Schedule, it shall, or shall cause the
Surviving Company to, maintain the bonus plan set forth in Section 6.06(a) of the Company Disclosure Schedule in respect of calendar year 2004 in accordance with the terms of such plan as in effect on the date of this Agreement
(including with respect to the timing of payment of bonuses) and, prior to the
Effective Time, the Company agrees that such plan will be maintained in accordance with its terms (including with respect to the timing of payment of bonuses). From and after the Effective Time, Parent shall cause the Surviving
Company and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the
Company and the Subsidiaries as in effect immediately prior to the Effective
Time that are applicable to any current or former employees or directors of the
Company or any Subsidiary.

      (b) Employees shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement (including

                                       32

vacation plans, programs and arrangements) established or maintained by Parent, the Surviving Company or any of their respective subsidiaries under which each
Employee may be eligible to participate on or after the Effective Time for service with the Company and its Subsidiaries through the Effective Time to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time. Such plan, program or arrangement shall credit each such Employee for service accrued or deemed accrued on or prior to the Effective Time with the Company or any Subsidiary;
PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

      (c) Notwithstanding anything to the contrary in this Agreement, Parent agrees that it shall, or shall cause the Surviving Company to, provide severance benefits to each Employee employed at the Company's executive offices who is terminated during the one year period immediately following the Effective Time in an amount calculated as set forth in Section 6.06(c) of the Company
Disclosure Schedule.

      (d) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Company
("PURCHASER WELFARE BENEFIT PLANS") in which an Employee may be eligible to participate on or after the Effective Time, Parent shall (a) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan, and (b) provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such
Employee under the Plans during the relevant plan year, up to and including the
Effective Time.

      SECTION 6.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, in the case of representations or warranties not qualified by any "material" or "Company Material Adverse Effect" qualifier, or in any respect, in the case of representations or warranties qualified by the
"material" or "Company Material Adverse Effect" qualifier, and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of any notice or other communication (i) from any person and the response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their Representatives alleging that the consent of such person is or may be required in connection with this Agreement or the
Transactions, (ii) from any Governmental Authority and the response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their
Representatives in connection with this Agreement or the Transactions, and (iii)
except in the event the Company Board shall have effected a Change of Board
Recommendation, from or to the SEC.

      SECTION 6.08. FINANCING. (a) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt
Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to Parent and Merger Sub in such definitive agreements that are within its control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent). Parent shall give the Company prompt notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt
Commitment Letter. Parent shall keep the Company informed on a reasonably

                                       33

current basis in reasonable detail of the status of its efforts to arrange the
Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Commitment
Letters without consulting with the Company.

      (b) The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the
Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any debt raised to complete the Merger and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Merger and (v) providing and executing documents as may be reasonably requested by Parent; PROVIDED that none of the
Company or any Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the
Company or the Subsidiaries in connection with such cooperation. Parent and
Merger Sub shall, on a joint and several basis, indemnify and hold harmless the
Company, the Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than historical information relating to the Company or the
Subsidiaries).

      (c) All non-public or otherwise confidential information regarding the
Company obtained by Parent or its Representatives pursuant to Section 6.08(b)
shall be kept confidential in accordance with the Confidentiality Agreement.

      (d) Within 60 days of there having occurred after the date of this
Agreement (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE for three or more consecutive business days, including but not limited to any changes in trading conditions resulting from actual or threatened terrorist attacks, responses by the United States or its allies thereto, or the effects thereof; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or New York for three or more consecutive business days; (iii) the commencement or material escalation of a war, armed hostilities or other international or national crisis or security event directly or indirectly involving the United States or any of its territories after the date of this Agreement, including without limitation, any acts of terrorism, domestic or foreign or responses of the United States or its allies, or a national or international economic or financial crisis, the result of which there has occurred any material disruption or material adverse change in the United State commercial credit, debt capital or commercial mortgage-backed securities markets for a period of three or more consecutive business days; or (iv) any limitation by any governmental, regulatory or administrative agency or authority which prohibits the extension of credit by banks or other lending institutions in the United States or New York in a manner that prevents Lender from providing the Debt Financing for a period of three or more consecutive business days, Parent shall deliver to the Company a certificate (the "MARKET MAC NOTICE") to that effect signed by an officer of
Parent, describing in reasonable detail the nature of the Market MAC (any of the events specified in clauses (i) through (iv) described in such Market MAC Notice being hereinafter referred to as a "MARKET MAC"). At any time following its receipt of the Market MAC Notice, the Company may request (by delivery of a written notice to Parent to such effect (a "COMPANY WAIVER REQUEST")) that

                                       34

Parent fully and irrevocably waive its right to invoke the condition set forth in Section 7.02(d) with respect to such Market MAC. In the event that Parent delivers to the Company a written notice that Parent waives its right to invoke the condition set forth in Section 7.02(d) with respect to such Market MAC (a
"PARENT WAIVER NOTICE"), then such Market MAC shall cease to be a basis for
Parent or Merger Sub not consummating the Merger. In the event that Parent fails to deliver a Parent Waiver Notice with respect to a Market MAC within the longer of (i) seven days after Parent's receipt of the corresponding Company Waiver
Request and (ii) the number of days between the date on which Parent delivered to the Company the corresponding Market MAC Notice and the date on which the
Company delivered to Parent the Company Waiver Request (the longer of such periods being hereinafter referred to as the "REQUISITE RESPONSE PERIOD"), then the Company shall be entitled to terminate the Agreement pursuant to Section
8.01(j). Notwithstanding anything to the contrary in this Section 6.08(d), nothing shall release Parent from continuing to be obligated to use its reasonable best efforts to obtain (i) the Debt Financing or (ii) an alternative financing in accordance with Section 6.08(a) in the event Parent declines to timely waive its right to invoke the condition set forth in Section 7.02(d) with respect to a Market MAC.

      SECTION 6.09. FURTHER ACTION; REASONABLE BEST EFFORTS. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions and (ii) obtain from Governmental Authorities and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement. Subject to appropriate confidentiality protections, each of
Parent and the Company shall have the right to review and approve in advance drafts of all applications, notices, petitions, filings and other documents made or prepared in connection with the items described in clauses (i) and (ii)
above, which approval shall not be unreasonably withheld or delayed, shall cooperate with each other in connection with the making of all such filings, shall furnish to the other party such necessary information and assistance as such other party may reasonably request with respect to the foregoing and shall provide the other party with copies of all filings made by such party with any applicable Government Authority, and, upon request, any other information supplied by such party to a Governmental Authority in connection with this
Agreement and the Transactions.

      (b) Merger Sub, the Company, and Parent shall use their respective reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the Transactions, (ii) disclosed in the Company
Disclosure Schedule or (iii) required to prevent a Company Material Adverse
Effect from occurring prior to the Effective Time. In the event that the Company shall fail to obtain any third party consent described above, the Company shall use its reasonable best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

      (c) Notwithstanding anything to the contrary in this Agreement, except as contemplated under Sections 2.06 and 6.08 or in connection with the satisfaction of the conditions set forth in Section 7.02(f), in connection with obtaining any approval or consent from any person (other than a Governmental Authority) with respect to the Merger or any other Transaction, (i) without the prior written consent of Parent which shall not be unreasonably withheld, none of the Company or any of its Subsidiaries shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such person and
(ii) none of Parent, Merger Sub or their respective affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any

                                       35

liability or other obligation. In connection with obtaining any approval or consent from any Governmental Authority with respect to the Merger or any other
Transaction, no divestiture of assets or undertaking relating to the conduct of business shall be made by the Company, Parent or Merger Sub or their respective affiliates unless acceptable to Parent.

      (d) The Company shall use its reasonable best efforts to (i) exercise the purchase options granted to the Company as tenant under that certain Lease dated as of March 31, 1996 by and between N.J. Route 46, Limited Partnership and the
Company and that certain Lease dated as of September 22, 1988 by and between
N.J. Route 46, Limited Partnership and the Company, as successor in interest to
Prime Motor Inns, Inc., and acquire fee simple title to the property commonly known as 700 Route 46 East, Fairfield, New Jersey prior to the Effective Time,
(ii) exercise the purchase option granted to the Company as tenant under that certain Agreement of Lease dated as of September 22, 2000 by and between Brown
Trout Investments, Ltd. ("BROWN TROUT") and the Company and acquire in the name of the Company, or if requested by Parent, in the name of a subsidiary of Merger
Sub, fee simple title to the property commonly known as 5895 Caravan Court,
Orlando, Florida, such acquisition to be consummated prior to, but to become effective immediately after, the Effective Time, (iii) exercise the purchase option granted to the Company as tenant under that certain Agreement of Lease dated as of August 8, 2000 by and between Brown Trout and the Company and acquire in the name of the Company, or if requested by Parent, in the name of a subsidiary of Merger Sub, fee simple title to the property commonly known as
4730 Painters Mill Road, Owings Mills, Maryland, such acquisition to be consummated prior to, but to become effective immediately after, the Effective
Time, and (iv) prior to the Effective Time, obtain a "payoff letter" from New
Jersey Economic Development Authority, as lender (the "FAIRFIELD LENDER") under the Fairfield Mortgage acknowledging that (A) any loan agreements underlying the
Fairfield Mortgage shall be terminated and (B) any and all Liens held by the
Mortgage Lender related thereto shall be released in due course subsequent to payment.

      SECTION 6.10. OBLIGATIONS OF PARENT AND MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this
Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

      SECTION 6.11. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the
Transactions, except to the extent public disclosure is required by applicable
Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

      SECTION 6.12. TAXES. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding (i) any income or franchise Taxes imposed on or assumed by the Surviving Company, and (ii) any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar
Taxes, in each case which become payable in connection with the transactions contemplated by this Agreement. Each of Parent and the Surviving Company agrees to assume liability for and pay any such income or franchise Taxes and any such sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

      SECTION 6.13. RESIGNATIONS. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of

                                       36

those directors of the Company or any Subsidiary designated by Parent to the
Company in writing at least 10 business days prior to the Closing.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

      SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

            (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the
      Company in accordance with the DGCL and the Company's Certificate of
      Incorporation.

            (b) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or
      Company Material Adverse Effect set forth therein except for the limitation set forth in the first sentence of Section 3.09) as of the
      Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein except for the limitation set forth in the first sentence of
      Section 3.09) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. In addition, the representations and warranties set forth in Section 3.03 shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) OFFICER'S CERTIFICATE. The Company shall have delivered to
      Parent a certificate, dated the date of the Closing, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

            (d) NO MARKET MAC. No Market MAC (other than any Market MAC in respect of which Parent has previously waived its right to invoke this
      Section 7.02(d)) shall have occurred after the date of this Agreement. If any of the events specified in clauses (i) through (iv) described in the first sentence of Section 6.08(d) has occurred for less than three consecutive business days (without giving effect to the three consecutive business day period already referenced with respect to the applicable

                                       37

      event in Section 6.08(d)), then Parent and Merger Sub shall not be obligated to consummate the Merger for so long as such event is continuing, and thereafter Parent and Merger Sub shall not be obligated to consummate the Merger to the extent such event constitutes a Market MAC in accordance with Section 6.08(d).

            (e) DEBT OFFER. At or prior to the Effective Time, the requisite consents specified in Section 2.06(a) of the Company Disclosure Schedule,
      respectively, shall have been received under the Debt Offer and the
      Company and the respective trustees shall have executed and delivered the supplemental indenture described in Section 2.06(b) to the indenture governing the Notes.

            (f) CREDIT AGREEMENT. At or prior to the Effective Time, Canadian
      Imperial Bank of Commerce, as administrative agent under the Credit
      Agreement ("CIBC"), shall have provided the Company with a "payoff" letter acknowledging that (i) the Credit Agreement shall be terminated, (ii) any and all Liens held by CIBC related thereto shall be released and (iii) the
      Company and the Subsidiaries shall be released from any and all liabilities under the Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination), in each case subject to repayment of the aggregate principal amount outstanding under the Credit Agreement, together with all interest accrued thereon and any other fees or expenses payable thereunder in connection with such prepayment.

            (g) TITLE AFFIDAVIT. The Company shall have delivered a title insurance affidavit, dated the date of the Closing, signed by an officer of the Company with respect to debts, Liens, parties in possession and non-imputation in the form attached as EXHIBIT C.

      SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

            (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) OFFICER'S CERTIFICATE. Parent shall have delivered to the
      Company a certificate, dated the date of the Closing, signed by an officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective
Time by action taken or authorized by the Board of Directors of the terminating

                                       38

party or parties, notwithstanding any requisite adoption of this Agreement and the Transactions by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company
Stockholders' Meeting, as follows (the date of any such termination, the
"TERMINATION DATE"):

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if the Effective Time shall not have occurred on or before February 18, 2005; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this
      Agreement has been the cause of, or resulted in, the failure of the
      Effective Time to occur on or before such date;

            (c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

            (d) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within 30 days after notice to the Company;

            (e) by the Company if the Company is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within 30 days after notice to Parent;

            (f) by either Parent or the Company if this Agreement shall fail to receive the Stockholder Approval at the Company Stockholders' Meeting;

            (g) by Parent if the Company Board shall have (i) effected a Change of Board Recommendation; or (ii) recommended or approved any Acquisition
      Proposal;

            (h) by the Company if, prior to the adoption of this Agreement by the Company's stockholders at the Company Stockholders' Meeting, the
      Company Board shall have effected a Change in Board Recommendation in accordance with clause (x) of the second sentence of Section 6.04(c) of this Agreement, but only (i) after providing written notice to Parent (a
      "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior
      Proposal, and (ii) if Parent does not, within three (3) business days of
      Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment (after consultation with its advisors) to be at least as favorable to the
      Company's stockholders as such Superior Proposal; PROVIDED that during such three business day period, the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to

                                       39

      make such an offer; PROVIDED, HOWEVER, that any such purported termination pursuant to this Section 8.01(h) shall be void and of no force or effect unless the Company concurrently with such termination pays to Parent the
      Company Termination Fee and the Termination Expenses in accordance with
      Section 8.03; and PROVIDED FURTHER that Parent and Merger Sub acknowledge and agree that concurrently with such termination the Company may enter into a definitive agreement providing for implementation of such Superior
      Proposal;

            (i) by the Company if, after the conditions set forth in Section
      7.01, Sections 7.02(a), (b) and (d) and (in the event Parent has fully and timely complied with its obligations under Section 2.06) Section 7.02(e)
      have been satisfied and within five business days after the Company has delivered written notice to Parent of the satisfaction of such conditions, the Merger shall not have been consummated; or

            (j) by the Company if Parent fails to deliver a Parent Waiver Notice prior to the expiration of the Requisite Response Period with respect to any Market MAC.

      SECTION 8.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the indemnification and reimbursement obligations of
Parent and Merger Sub contained in Sections 2.06(d), 6.03(a) and 6.08(b), the
Guarantee referred to in Section 4.09, and the provisions of Sections 6.03(b)
and 6.08(c), this Section 8.02, Section 8.03 and Article IX shall survive any such termination); PROVIDED, HOWEVER, that nothing herein shall relieve the
Company from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

      SECTION 8.03. FEES AND EXPENSES. (a) Except as otherwise set forth in this
Section 8.03, all Expenses incurred in connection with this Agreement and the
Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated. "EXPENSES", as used in this
Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other Transactions.

      (b) The Company agrees that if this Agreement shall be terminated:

            (i) by Parent pursuant to Section 8.01(d), then (A) the Company shall pay Parent the Termination Expenses and (B) if, concurrently with such termination or within 12 months of the Termination Date, the Company enters into, or submits to the stockholders of the Company for adoption, an agreement with respect to an Acquisition Proposal, or an Acquisition
      Proposal is consummated, then the Company shall also pay Parent the
      Company Termination Fee;

            (ii) by Parent or the Company pursuant to Section 8.01(f), then (A)
      the Company shall pay Parent the Termination Expenses and (B) if, concurrently with such termination or within 12 months of the Termination
      Date, the Company enters into, or submits to the stockholders of the
      Company for adoption, an agreement with respect to an Acquisition
      Proposal, or an Acquisition Proposal is consummated, then the Company shall also pay Parent the Company Termination Fee;

                                       40

            (iii) by Parent pursuant to Section 8.01(g), then (so long as neither Parent nor Merger Sub was in material breach of any of its representations, warranties or covenants in this Agreement as of the
      Termination Date) the Company shall pay Parent the Company Termination Fee and the Termination Expenses; or

            (iv) by the Company pursuant to Section 8.01(h), then the Company shall pay Parent the Company Termination Fee and the Termination Expenses
      (which Company Termination Fee and Termination Expenses shall be paid concurrently with such termination).

      (c) The Company Termination Fee shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(h) and (ii) within two business days after the date of the event giving rise to the obligation to make such payment in all other circumstances. The Termination Expenses shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(h) and (ii) otherwise, within two business days after receipt by the Company of reasonable documentation with respect to such
Expenses. In no event shall the Company be required to pay under Section 8.03(b)
an amount in excess of $27,000,000.

      (d) (i) For purposes of this Section 8.03, Acquisition Proposal shall have the meaning assigned to such term in Section 6.04(f), except that references to
15% in clauses (1) and (2) of the definition thereof shall be deemed to be references to 40% and clause (3) of the definition thereof shall be deemed amended and replaced in its entirety by the following language "(3) any merger, consolidation, business combination, recapitalization or other similar transaction involving the Company pursuant to which stockholders of the Company immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 60% of the voting power of the outstanding securities of the Company (or of another person that directly or indirectly would own all or substantially all the assets of the Company) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction".

            (ii) For purposes of this Agreement, "COMPANY TERMINATION FEE" means an amount equal to $23,000,000.

            (iii) For purposes of this Agreement, "TERMINATION EXPENSES" means an amount, not to exceed $4,000,000, equal to the reasonably documented Expenses of Parent and Merger Sub.

      (e) Parent agrees that, if the Company shall terminate this Agreement (i)
pursuant to Section 8.01(e), (ii) pursuant to Section 8.01(b) and, at the time of such termination, the conditions set forth in Section 7.01, Sections 7.02(a),
(b) and (d) and (in the event Parent has fully and timely complied with its obligations under Section 2.06) Section 7.02(e) have been satisfied, or (iii)
pursuant to Section 8.01(i), then Parent shall pay to the Company a fee of
$27,000,000 (the "PARENT TERMINATION FEE") in immediately available funds no later than two business days after such termination by the Company.

      (f) Each of the Company and Parent acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or any Termination Expenses when due or Parent shall fail to pay the Parent Termination Fee when due, the Company or the Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03. Notwithstanding anything to the contrary in this Agreement, the Company's right to receive payment of the Parent Termination
Fee pursuant to this Section 8.03 shall be the exclusive remedy of the Company

                                       41

and the Subsidiaries for the loss suffered as a result of the failure of the
Merger and the other Transactions to be consummated, and upon payment of the
Parent Termination Fee in accordance with this Section 8.03, none of Parent,
Merger Sub or Guarantor shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except with respect to the second sentence of this Section 8.03(f), indemnification and reimbursement obligations of Parent and Merger Sub contained in Sections 2.06(d), 6.03(a) and
6.08(b) and the provisions of Section 6.03(b) and 6.08(c)).

      SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the adoption of this Agreement and the Transactions by the stockholders of the
Company, no amendment shall be made except as allowed under applicable Law. This
Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section
9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.02):

      if to Parent or Merger Sub:

            c/o Blackstone Real Estate Partners IV L.P.
            345 Park Avenue
            New York, New York 10154
            Facsimile No: (212) 583-5573
            Attention: Jonathan D. Gray

            with a copy to:

                                       42

            Simpson Thacher & Bartlett LLP
            425 Lexington Avenue
            New York, New York 10017
            Facsimile No: (212) 455-2502
            Attention: Brian M. Stadler

            if to the Company:

            Prime Hospitality Corp.
            700 Route 46 East
            Fairfield, New Jersey 07004
            Facsimile No: (973) 882-7689
            Attention: Rich Szymanski

            with a copy to:

            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            Park Avenue Tower
            65 East 55th Street
            New York, New York 10022
            Facsimile No: 212-451-2222
            Attention: Steven Wolosky, Esq.

      SECTION 9.03. CERTAIN DEFINITIONS. (a) For purposes of this Agreement:

      "AFFILIATE" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

      "BENEFICIAL OWNER", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

      "BUSINESS DAY" means any day on which the principal offices of the SEC in
Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

      "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "knowledge of the Company" or "Company's knowledge" means the actual knowledge (after reasonable inquiry) of any executive officer of the Company.

      "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person"
as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

      "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Company,
Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, and, without

                                       43

limiting the foregoing, includes any entity in respect of which such person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

      (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                             Location of Definition
------------                                             ----------------------

Acquisition Proposal.....................................       ss. 6.04(f)(i)
Alternative Merger.......................................       ss. 1.07
Brown Trout..............................................       ss. 6.09(d)
Certificate of Merger....................................       ss. 1.03
Company Board............................................       Recitals
Company Board Recommendation.............................       ss. 3.19(a)
Company Common Stock.....................................       Recitals
Company Disclosure Schedule..............................       Article III
Company Material Adverse Effect..........................       ss. 3.01(a)
Company Permits..........................................       ss. 3.06
Company Preferred Stock..................................       ss. 3.03(a)
Company Stock Option.....................................       ss. 2.04(a)
Company Stock Option Plans...............................       ss. 2.04(a)
Company Stockholders' Meeting............................       ss. 6.02
Company Termination Fee..................................       ss. 8.03(d)(iii)
Company Waiver Request...................................       ss. 6.08(d)
Confidentiality Agreement................................       ss. 6.03(b)
Contract.................................................       ss. 3.05(a)
Credit Agreement.........................................       ss. 3.03(c)
Debt Financing...........................................       ss. 4.08
Debt Offer...............................................       ss. 2.06(a)
DGCL.....................................................       ss. 1.01
Dissenting Shares........................................       ss. 2.05(a)
Effective Time...........................................       ss. 1.03
Election Notice..........................................       ss. 1.07
Employee.................................................       ss. 6.06(a)
Environmental Laws.......................................       ss. 3.16(b)(i)
Environmental Permits....................................       ss. 3.16(b)(ii)
Equity Funding Letter....................................       ss. 4.08
Equity Inns Documents....................................       ss. 3.13(i)
ERISA....................................................       ss. 3.11(a)
Exchange Act.............................................       ss. 3.05(b)
Exchange Fund............................................       ss. 2.02(a)
Expenses.................................................       ss. 8.03(a)
Fairfield Lender.........................................       ss. 6.09(d)
Fairfield Mortgage.......................................       ss. 3.03(c)
Financing................................................       ss. 4.08
Franchise Agreements.....................................       ss. 3.13(h)
GAAP.....................................................       ss. 3.07(b)
Governmental Authority...................................       ss. 3.05(b)
Ground Leased Properties.................................       ss. 3.13(a)
Ground Leases............................................       ss. 3.13(a)
Guarantee................................................       ss. 4.09
Guarantor................................................       ss. 4.09

                                       44

Hazardous Substances.....................................       ss. 3.16(b)(iii)
HPT......................................................       ss. 3.13(i)
HPT Documents............................................       ss. 3.13(i)
HPT Management Agreement.................................       ss. 3.13(i)
Indebtedness.............................................       ss. 3.17(a)(iv)
Indemnified Parties......................................       ss. 6.05(b)
Initial Reserve Amount...................................       ss. 3.13(i)
Intellectual Property....................................       ss. 3.14(b)
Investments..............................................       ss. 3.01(c)
IRS......................................................       ss. 3.11(a)
Law......................................................       ss. 3.05(a)
Leased Properties........................................       ss. 3.13(b)
Licensed Intellectual Property...........................       ss. 3.14(a)
Liens                                                           ss. 3.13(a)
Loans....................................................       ss. 3.13(l)
Loan Documents...........................................       ss. 3.13(l)
Management Agreements....................................       ss. 3.13(i)
Market MAC...............................................       ss. 6.08(d)
Market MAC Notice........................................       ss. 6.08(d)
Material Contracts.......................................       ss. 3.17(a)
Merger...................................................       Recitals
Merger Consideration.....................................       ss. 2.01(a)
Merger Sub...............................................       Preamble
Mortgages................................................       ss. 3.03(c)
Multiemployer Plan.......................................       ss. 3.11(b)
Multiple Employer Plan...................................       ss. 3.11(b)
Notes....................................................       ss. 2.06(a)
Notice of Superior Proposal..............................       ss. 8.01(h)
NYSE.....................................................       ss. 3.05(b)
Offer Documents..........................................       ss. 2.06(c)
Option Payment...........................................       ss. 2.04(b)
Owned Intellectual Property..............................       ss. 3.14(a)
Owned Real Properties....................................       ss. 3.13(a)
Parent...................................................       Preamble
Parent Termination Fee...................................       ss. 8.03(e)
Parent Waiver Notice.....................................       ss. 6.08(d)
Paying Agent.............................................       ss. 2.02(a)
Permitted Liens..........................................       ss. 3.13(a)
Personal Property........................................       ss. 3.13(k)
Plans....................................................       ss. 3.11(a)
Properties...............................................       ss. 3.13(b)
Proxy Statement..........................................       ss. 3.05(b)
Purchaser Welfare Benefit Plans..........................       ss. 6.06(d)
Representatives..........................................       ss. 6.03(a)
Requisite Response Period................................       ss. 6.08(d)
SEC......................................................       ss. 3.05(b)
Secondary Reserve Amount.................................       ss. 3.13(i)
SEC Reports..............................................       ss. 3.07(a)
Section 262..............................................       ss. 2.05(a)
Securities Act...........................................       ss. 3.07(a)
Shares...................................................       ss. 2.01(a)

                                       45

Space Leases.............................................       ss. 3.13(b)
Stockholder Approval.....................................       ss. 3.19(b)
Subsidiary...............................................       ss. 3.01(a)
Superior Proposal........................................       ss. 6.04(f)(ii)
Surviving Company........................................       ss. 1.01
Tax or Taxes.............................................       ss. 3.15(k)(i)
Tax Returns..............................................       ss. 3.15(k)(ii)
Termination Expenses.....................................       ss. 8.03(d)(iii)
Termination Date.........................................       ss. 8.01
Third Party Flag Agreements..............................       ss. 3.13(g)
Title Policies...........................................       ss. 3.13(e)
Transactions.............................................       ss. 3.04
UFOCs....................................................       ss. 3.07(f)

      (c) When a reference is made in this Agreement to Sections, Schedules or
Exhibits, such reference shall be to a Section, Schedule or Exhibit of this
Agreement, respectively, unless otherwise indicated. Whenever the words
"include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

      SECTION 9.04. SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.05. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Parent,
Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b)
no person has been authorized by any party to make any representation or warranty relating itself or its businesses or otherwise in connection with the
Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

      SECTION 9.06. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the
Confidentiality Agreement and the Guarantee constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may

                                       46

assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 9.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this
Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

      SECTION 9.08. REMEDIES; SPECIFIC PERFORMANCE. (a) Without limiting the right to receive any payment it may be entitled to receive under Section 8.03(e)
(including under Sections 2.06(d), 6.03(a) and 6.08(b)), the Company agrees that to the extent it has incurred losses or damages in connection with this
Agreement the maximum aggregate liability of Parent, Merger Sub and Guarantor for such losses or damages shall be limited to $27,000,000, and in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub or Guarantor or their respective Representatives and affiliates in connection therewith.

      (b) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this
Agreement pursuant to Section 8.01, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or
Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 9.08(a) and 8.03(f); PROVIDED, HOWEVER, the Company shall be entitled to seek specific performance to prevent any breach by Parent or Merger Sub of Sections 6.03(b) and 6.08(c).

      SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any
Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the
Transactions may not be enforced in or by the above-named court.

      SECTION 9.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

      SECTION 9.11. HEADINGS. The descriptive headings contained in this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       47

      SECTION 9.12. COUNTERPARTS. This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       48

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       PRIME HOSPITALITY CORP.

                                       By:  /s/ A.F. Petrocelli
                                           -------------------------------------
                                           Name:  A.F. Petrocelli
                                           Title: President and Chief
                                                  Executive Officer

                                       BREP IV HOTELS HOLDING L.L.C.

                                       By:  /s/ Jonathan D. Gray
                                           -------------------------------------
                                           Name:  Jonathan D. Gray
                                           Title: Senior Managing Director and
                                                  Vice President

                                       BREP IV HOTELS ACQUISITION L.L.C.

                                       By:  /s/ Jonathan D. Gray
                                           -------------------------------------
                                           Name:  Jonathan D. Gray
                                           Title: Senior Managing Director and
                                                  Vice President

                                       49